EXHIBIT 16.2



                             DE MEO, YOUNG, MCGRATH
                         A PROFESSIONAL SERVICES COMPANY


          SUITE 517                                             SUITE 411
2400 EAST COMMERCIAL BOULEVARD                        2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308                         BOCA RATON, FLORIDA 33431
       (954) 351-9800                                        (561) 447-9800
     FAX (954) 938-8683                                    FAX (561) 391-8856
        dym@dymco.net                                         boca@dymco.net
     ------------------                                    ------------------
ANTHONY DE MEO, CPA*, ABV,PFS                             MICHAEL I. BLOOM, CPA
   ROBERT E. MCGRATH, CPA                                 DAVID B. PRICE, CPA
    ROBERTA N. YOUNG, CPA                                  ------------------
                                              *regulated by the State of Florida



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this 10-KSB for December 31, 2006 of our report dated March 31, 2006 for the year ended December 31, 2005 included in the annual report on Form 10-KSB of Union Dental Holdings, Inc. for the year ended December 31, 2006.




                                              /s/ DeMeo, Young, McGrath
                                              -------------------------
                                                DeMeo, Young, McGrath



Fort Lauderdale, Florida
March 28, 2007